EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Beverage Corp. (the “Company”) on Form 10-Q for the period ended October 26, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George R. Bracken, Senior Vice President — Finance of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 10, 2002

National Beverage Corp.

	By:	/s/ George R. Bracken

George R. Bracken Senior Vice President – Finance (Principal Financial Officer)

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